EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement (Form S-8 No. 333-167241) pertaining to the 2010 Stock Incentive Plan of HealthStream, Inc. and Registration Statement (Form S-8 No. 333-37440) pertaining to the 1994 Employee Stock Option Plan, 2000 Stock Incentive Plan and Employee Stock Purchase Plan of HealthStream, Inc. of our report dated March 23, 2011, with respect to the consolidated financial statements of HealthStream, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
Nashville, Tennessee
March 23, 2011